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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Papa John's International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 99900
Louisville, Kentucky 40269-0900

April 5, 2004

Dear Stockholder:

        On behalf of the entire Papa John's team, I invite you to join us for the Company's upcoming Annual Meeting of Stockholders. The meeting will begin at 11:00 a.m. on Thursday, May 13, 2004, at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky.

        Following the formal items of business to be brought before the meeting, we will discuss our 2003 results and answer your questions. After the meeting, we hope you will join us for a slice of Papa John's pizza!

        Thank you for your continued support of Papa John's. We look forward to seeing you on May 13.

Sincerely,

/s/ JOHN H. SCHNATTER JOHN H. SCHNATTER Founder, Chairman of the Board, Chief Executive Officer and President

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900
Louisville, Kentucky 40269-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2004

To the Stockholders:

        The Annual Meeting of Stockholders of Papa John's International, Inc. (the "Company") will be held at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky on Thursday, May 13, 2004, at 11:00 a.m. (E.D.T.), for the following purposes:

  (1)
  To elect three directors to the class serving a term expiring at the Annual Meeting of stockholders in 2007;

  (2)
  To consider and approve the adoption of the Papa John's International, Inc., 2003 Stock Option Plan for Non-Employee Directors;

  (3)
  To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 2004; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 26, 2004, are entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ CHARLES W. SCHNATTER CHARLES W. SCHNATTER Senior Vice President, Chief Development Officer and Secretary
Louisville, Kentucky April 5, 2004

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900
Louisville, Kentucky 40269-0900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2004

GENERAL INFORMATION

        This Proxy Statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Papa John's International, Inc., a Delaware corporation (the "Company"), to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky on Thursday, May 13, 2004, at 11:00 a.m. (E.D.T.) for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 5, 2004.

        A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement, FOR approval of the adoption of the 2003 Stock Option Plan for Non-Employee Directors and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting.

        The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Georgeson Shareholder Communications, Inc. has been retained to distribute proxy materials and to provide proxy solicitation services for a fee of approximately $5,500, plus reasonable out-of-pocket expenses. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

        The Board has fixed the record date for the Annual Meeting as the close of business on March 26, 2004 (the "Record Date"), and all holders of record of Common Stock on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose reasonably related to the Annual Meeting, for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 2002 Papa John's Boulevard, Louisville, Kentucky. At the Record Date, there were 17,760,756 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether a quorum exists. Abstentions or "withheld" votes will be treated as present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the stockholders. Since Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions or withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

        The following table sets forth certain information as of March 1, 2004 (except as noted otherwise), with respect to the beneficial ownership of Common Stock by (i) each director or nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

Directors, Director Nominees and Executive Officers	Number of Shares(1)		Percent of Class(2)
John H. Schnatter P.O. Box 991339 Louisville, Kentucky 40269	5,194,566	(3)	28.9%
Robert J. Wadell(4)	5,000	(5)	*
Charles W. Schnatter	283,290	(6)	1.6%
Julie Larner	55,796	(7)	*
William M. Van Epps	6,575	(8)	*
F. William Barnett	0		—
Norborne P. Cole, Jr.	0		—
Owsley Brown Frazier	2,000		*
Philip Guarascio	1,000		*
Olivia F. Kirtley	0		—
Jack A. Laughery	29,500	(9)	*
Wade S. Oney	687,150	(10)	3.8%
William M. Street	1,000		*
All directors and executive officers as a group (17 persons, including those named above)	6,497,387	(11)	34.1%
Other 5% Beneficial Owners
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,476,810	(12)	13.8%

*
Represents less than one percent of class.

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission ("SEC"). Under SEC rules, a person is deemed to own beneficially shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown as owned by them.

(2)
Based on 17,638,396 shares outstanding as of March 1, 2004, except as noted otherwise. Shares of Common Stock subject to currently exercisable options are deemed outstanding for purposes of computing the percentage of class for the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of class for any other person or group.

(3)
Includes 309,778 shares subject to options exercisable within 60 days and 634,026 shares held in a family limited partnership. Mr. Schnatter holds sole voting and investment power for all such shares.

(4)
Mr. Wadell left the Company in March 2004.

(5)
Represents shares subject to options exercisable within 60 days.

(6)
Includes 139,500 shares subject to options exercisable within 60 days.

(7)
Includes 53,096 shares subject to options exercisable within 60 days.

(8)
Represents shares subject to options exercisable within 60 days.

(9)
Includes 27,000 shares subject to options exercisable within 60 days.

(10)
Includes 661,304 shares subject to options exercisable within 60 days.

(11)
Includes 1,425,288 shares subject to options exercisable within 60 days held by all directors and executive officers.

(12)
As disclosed in a Schedule 13G filed with the SEC. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of December 31, 2003. Percentage of class is shown as disclosed in the filing.

1. ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix the number of directors within the range of three to fifteen members, and, effective at the 2004 Annual Meeting, the Board size has been set at nine members.

        The Nominating and Corporate Governance Committee of the Board assists the Board in identifying qualified persons to serve as directors of the Company. The Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending renomination, and recommends all approved candidates to the Board for appointment or nomination to the Company's stockholders. The Committee selects as candidates for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board's effectiveness in serving the interests of the Company's stockholders.

        The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in accordance with the Company's Certificate of Incorporation, and will do so in the same manner as the Committee evaluates any other properly recommended nominee. See "STOCKHOLDER PROPOSALS" on page 22.

        F. William Barnett and William M. Street were appointed by the Board as directors in August 2003 and December 2003, respectively, for terms to expire at the 2004 Annual Meeting. Mr. Barnett, as a potential candidate for the Board, was brought to the attention of the Nominating and Corporate Governance Committee by a non-employee director upon referral by a business associate. Mr. Street's potential candidacy also was brought to the Committee's attention by a non-employee director. Following meetings and discussion with each candidate, the Committee then recommended Mr. Barnett and Mr. Street to the Board. The term of Norborne P. Cole, Jr., who was elected as a director at the 2003 Annual Meeting, also expires at the 2004 Annual Meeting.

        Upon the recommendation of the Nominating and Corporate Governance Committee, Messrs. Barnett, Cole and Street have been nominated as directors in the class to serve a term expiring at the 2007 Annual Meeting. The remaining six directors will continue to serve in accordance with their previous election or appointment, including Philip Guarascio, who also was appointed by the Board as a director in August 2003, in the class serving a term expiring at the 2006 Annual Meeting.

        Michael W. Pierce, Charles W. Schnatter and Richard F. Sherman resigned from the Board in 2003 in connection with the Company's recruitment of directors deemed "independent" under applicable rules, and the Company wishes to express its appreciation for their years of service as directors.

        It is intended that shares represented by proxies received in response to this Proxy Statement will be voted for the nominees listed below, unless otherwise directed by a stockholder in his or her proxy. Although the Company does not anticipate that any of the nominees will decline or be unable to serve, if that should occur the proxy holders may, in their discretion, vote for a substitute nominee or nominees. Directors are elected by a plurality of the votes cast.

        Set forth below is information concerning the nominees for election and each director whose term will continue after the 2003 Annual Meeting.

Name	Age	Company Position or Office	Director Since
NOMINEES FOR ELECTION TO THE BOARD
Term Expiring in 2007
F. William Barnett	57	Director	2003
Norborne P. Cole, Jr.	62	Director	2003
William M. Street	65	Director	2003
DIRECTORS CONTINUING IN OFFICE
Term Expiring in 2005
Owsley Brown Frazier	68	Director	2001
Wade S. Oney	42	Director and Executive Business Advisor	1999
John H. Schnatter	42	Founder, Chairman of the Board, Chief Executive Officer and President	1990
Term Expiring in 2006
Philip Guarascio	62	Director	2003
Olivia F. Kirtley	53	Director	2003
Jack A. Laughery	69	Director	1993

        F. William Barnett.    Mr. Barnett retired in 2003 as a director with management consulting firm McKinsey & Company, Inc., with a consulting practice focused on advising and assisting companies with strategic planning, resolving complex organizational issues and implementing operational improvements. He remains a member of the McKinsey Advisory Council. Mr. Barnett serves as an adjunct faculty member at Yale University and as a director of Eagle Materials, Inc. (formerly Centex Construction Products).

        Norborne P. Cole, Jr.    Mr. Cole is a consultant for Silver Eagle Distributors, L.P. of Houston, Texas, which distributes Anheuser-Busch and other products, and serves on its board of directors. Mr. Cole retired in 1998 after a 32-year career with the Coca-Cola Company and its bottlers, most recently serving as Managing Director and Chief Executive Officer of Coca-Cola Amatil in Sydney, Australia, and previously as President and Chief Executive Officer of Coca-Cola Bottling S.A. in Paris, France. Mr. Cole also serves on the board of directors of Lancer Corporation and on the board of the San Antonio Zoo.

        William M. Street.    Mr. Street retired in 2003 as president of Brown-Forman Corporation, a diversified producer of high-quality consumer products, including wine and spirits and consumer durables, and as president and chief executive officer of Brown-Forman Beverages Worldwide. He remains a director of Brown-Forman Corporation. Mr. Street serves as chairman of the Kentucky Horse Racing Authority and on the boards of National City Bank of Kentucky and several other business, civic, charitable and educational organizations.

        Owsley Brown Frazier.    Mr. Frazier retired in 2000 as Vice Chairman of Brown-Forman Corporation. He continues to serve as a director of Brown-Forman and a subsidiary, Lenox, Inc. Mr. Frazier is owner and chairman of Bittners, LLC, an interior and commercial design firm. He is actively involved in numerous business, civic, charitable and educational organizations.

        Wade S. Oney.    Wade Oney served as Chief Operating Officer of the Company from 1995 until 2000; he continues to serve the Company as a part-time executive business advisor responsible for providing advice to the executive leadership team on strategic Company initiatives. From 1992 to 1995, Mr. Oney served as the Company's Regional Vice President of Southeast Operations. From 1989 to 1992, Mr. Oney held various positions with Domino's Pizza, Inc. Mr. Oney has been a franchisee of the Company since 1993.

        John H. Schnatter.    John Schnatter created the Papa John's concept and founded the Company in 1985. He has served as Chairman of the Board and Chief Executive Officer since 1990 and, from 1985 to 1990, as President, a position to which he was reappointed in 2001. He has been a Papa John's franchisee since 1986.

        Philip Guarascio.    Mr. Guarascio is a marketing and advertising business consultant and serves in a senior advisory capacity with the National Football League. He retired in 2000 as Vice President, Advertising and Corporate Marketing, of General Motors. Mr. Guarascio is a director of Applied Graphics Technology, Inc., and Arbitron, Inc.

        Olivia F. Kirtley.    Ms. Kirtley is a Certified Public Accountant and business consultant. She is a past Chairman of the American Institute of Certified Public Accountants (AICPA) and currently serves as Chairman of the AICPA Board of Examiners. From 1979 to 2000, Ms. Kirtley held several key management positions at Vermont American Corporation, a global manufacturer and marketer of power tool accessories, including Vice-President of Finance and Chief Financial Officer, Treasurer and Director of Tax. Ms. Kirtley serves on the boards of directors of Alderwoods Group, Inc., Lancer Corporation and ResCare, Inc.

        Jack A. Laughery.    Mr. Laughery is a restaurant investor and consultant, and has been a Papa John's franchisee since 1992. From 1990 until his retirement in 1994, Mr. Laughery was Chairman of

Hardee's Food Systems, Inc. From 1962 to 1990, Mr. Laughery was employed by Hardee's Food Systems, Inc., retiring as Chief Executive Officer in 1990. Mr. Laughery serves on the boards of directors of Mass Mutual Corporate Investors and Mass Mutual Participation Investors.

        John Schnatter and Charles Schnatter, an executive officer and former director of the Company, are brothers. There are no other family relationships among the Company's directors, executive officers and other key personnel.

Meetings of the Board of Directors

        The Board met on eight occasions during 2003. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served during the period of service in 2003. Five Board meetings currently are scheduled for 2004. Meetings of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting.

Director Independence

        The Board of Directors has determined that the following six of the Company's nine directors are "independent" as defined by applicable law and NASDAQ listing standards: Ms. Kirtley and Messrs. Barnett, Cole, Frazier, Guarascio and Street. All of the members of the Board's Audit, Compensation and Nominating committees are similarly deemed independent, with the exception of Mr. Laughery, a member of the Compensation Committee, who will step off of that committee prior to the 2004 Annual Meeting.

Committees of the Board of Directors

        In addition to an Executive Committee, which is comprised of John Schnatter, Messrs. Barnett and Frazier and Ms. Kirtley, the Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance committees. The charters of the Audit, Compensation, and Nominating and Corporate Governance committees are available in the Investor Relations section of the Company's website (www.papajohns.com).

        Audit Committee.    The Audit Committee currently is comprised of Ms. Kirtley and Messrs. Barnett and Street. Mr. Frazier served as a member of the Audit Committee throughout 2003 and until February 2004, when he was replaced on the Committee by Mr. Street. The principal functions of the Audit Committee are to assist the Board in overseeing the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Board has determined that Ms. Kirtley qualifies as an "audit committee financial expert" as defined under applicable SEC rules. The Audit Committee met eight times in 2003. See "AUDIT COMMITTEE REPORT" on page 12.

        Compensation Committee.    The Compensation Committee currently is comprised of Messrs. Barnett, Cole, Guarascio and Laughery. Mr. Laughery will step off the Compensation Committee prior to the 2004 Annual Meeting. The principal functions of the Compensation Committee are to execute the Board's overall responsibilities related to compensation of directors and officers of the Company and to administer the Company's compensation plans. The Compensation Committee met five times in 2003. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" on page 11.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently is comprised of Messrs. Cole, Frazier, Guarascio and Street. The principal functions of the Nominating and Corporate Governance Committee are to assist the Board in identifying qualified individuals for service as directors of the Company and as Board committee members, to develop and monitor a process for evaluating Board effectiveness, and to oversee the development and administration of the Company's corporate governance guidelines, including its Code of Ethics and Business Conduct. See "CODE OF ETHICS" on page 22. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Barnett, Cole and Street for election to the Board at the 2004 Annual Meeting. The Nominating and Corporate Governance Committee met five times in 2003.

Compensation of Directors

        Director Compensation Program.    In August 2003 the Board adopted a new compensation program for non-employee directors (the "Director Compensation Program"), which provides for cash compensation in the form of an annual retainer and fees based on attendance at Board and committee meetings. Under the terms of the Director Compensation Program, non-employee directors receive an annual retainer of $25,000 ($30,000 for Board committee chairs), a fee of $1,500 for each Board meeting attended in person and $750 for participation in a telephonic meeting. Non-employee Board committee members also receive $1,000 for participating in each committee meeting and $500 for participating in each telephonic committee meeting ($1,000 for quarterly telephonic Audit Committee meetings in connection with the Company's earnings releases). All retainer payments are prorated for any non-employee director who is elected or appointed on a date other than an Annual Meeting date.

        In 2003 the Company also paid Messrs. Barnett and Cole $7,500 each in additional fees in their capacity as directors for their extraordinary time over a period of several months working on an ad hoc Board committee established to review the performance of one of the Company's ancillary business units.

        The Director Compensation Program also includes an equity-based component. Under the terms of the Company's 2003 Stock Option Plan for Non-Employee Directors (the "Director Plan"), each non-employee director also receives an annual award of an option to purchase 7,000 shares of Common Stock. All option grants become exercisable one year following the grant date and have a term of 30 months. Grants are prorated for any non-employee director who is elected or appointed on a date other than an Annual Meeting date. The Board adopted the Director Plan in August 2003, and initial awards were made at that time under the terms of the Director Plan, but all awards are subject to approval of the Director Plan by the Company's stockholders. See "PROPOSAL TO APPROVE ADOPTION OF THE COMPANY'S 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS" on page 19.

        The Company's previous compensation program for non-employee directors, which was in effect until August 2003, provided for cash compensation based on attendance at Board and committee meetings, as follows: Non-employee directors received a fee of $5,000 for each Board meeting attended in person and $1,000 for participation in a telephonic meeting. Non-employee Board committee members received $500 for participating in each committee meeting, but no additional compensation for participating in committee meetings scheduled in conjunction with Board meetings.

        The Company makes available to non-employee directors a deferred compensation plan, administered by the Board's Compensation Committee, that permits participants to defer all or part of their cash compensation. The Company contributes amounts deferred by participants to a trust (known as a "rabbi trust"), of which the Company is the owner, and in which funds are deemed invested in mutual funds available through variable universal life insurance products. Participants may also elect to have all or part of their deferred compensation deemed invested in the Company's Common Stock. Each participant's plan account is credited or debited, as the case may be, with the net investment return or loss on the deemed investments. Payments from the participants' accounts are made upon termination of service as a director, or earlier in accordance with certain in-service elections available under the plan. Payments are made to participants in a lump sum, unless the participant has elected to receive installment payments as provided in the plan.

        Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for services rendered as a director.

        Director Severance Program.    As a result of the Sarbanes-Oxley Act of 2002, SEC regulations, and listing standards of NASDAQ, the exchange on which the Company's stock trades, by the date of the Company's 2004 Annual Meeting a majority of the Company's Board must be composed of directors deemed "independent" under applicable rules. The Company and the Board's Nominating and Corporate Governance Committee have recruited new directors in order to assist the Company in complying with the new requirements. In certain cases incoming directors have filled vacancies created by the retirement or resignation of incumbent directors.

        Prior to 2001, non-employee directors received their directors' fees in the form of Company stock options under a previous option plan. Those options normally terminate within three months following the resignation of a director. As a result, directors resigning in connection with the recruitment of additional independent directors forfeited a portion of their previously earned compensation. Because those directors retired or resigned in order to facilitate the Company's compliance with applicable laws and regulations, the Company believed that it was appropriate to compensate those departing directors for the resulting lost compensation.

        Accordingly, in March 2003 Company management proposed to the Board, and the disinterested members of the Board approved, a severance program (the "Director Severance Program") that applied to any non-employee director who held stock options granted under the previous option plan and who resigned or agreed not to stand for re-election to the Board in 2003 or 2004. Under the terms of the Director Severance Program, eligible directors received, upon departure from the Board, a cash payment equal to $10,000 for each year of service during the six-year period from 1996 through 2001, with each such annual amount reduced to the extent the director realized any gain from the exercise of stock options granted under the previous option plan during that period (or had unrealized gain on such options as of the departure date). A non-employee director who served on the Executive Committee received an additional $16,500 for each full or partial year of Executive Committee service during the period from 1996 through the year of his departure from the Board, with each such annual amount reduced to the extent the director realized any gain from the exercise of stock options granted under the previous option plan during that period (or had unrealized gain on such options as of the departure date).

        Directors eligible to participate in the Director Severance Program following departure from the Board at the Company's request were O. Wayne Gaunce, Jack A. Laughery, Michael W. Pierce and Richard F. Sherman, all of whom abstained from voting on adoption of the Director Severance Program. Mr. Sherman was a member of the Executive Committee. Mr. Gaunce, a director of the Company since 1993 and whose term expired at the 2003 Annual Meeting, did not stand for re-election and retired from the Board. Mr. Pierce, a director of the Company since 1993, resigned from the Board in August 2003. Mr. Sherman, a director of the Company since 1993, resigned from the Board in December 2003. Mr. Laughery remains a director of the Company. Messrs. Gaunce, Pierce and Sherman received payments under the Director Severance Program of $60,000, $60,000 and $112,500, respectively, upon their departures from the Board.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation paid, earned or accrued by the Company's Chief Executive Officer and its next four most highly compensated executive officers for services rendered in all capacities to the Company for the years indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Stock Options(#)	All Other Compensation ($)(2)
John H. Schnatter Founder, Chairman, Chief Executive Officer and President	2003 2002 2001	$649,785 750,923 622,355	$0 293,649 112,172	— — —	0 0 20,000	$0 0 379,166
Robert J. Wadell(3) President, PJ Food Service and Chief Operating Officer	2003 2002 2001	425,163 425,000 395,962	0 166,890 53,339	— — —	25,000 0 20,000	3,000 2,750 2,550
Charles W. Schnatter Senior Vice President, Chief Development Officer and Secretary	2003 2002 2001	366,092 355,385 304,335	0 115,914 40,671	— — —	25,000 0 20,000	3,000 2,750 2,550
Julie Larner(4) Senior Vice President, Chief Administrative Officer and Treasurer	2003 2002 2001	335,585 321,538 245,962	0 136,583 33,337	— — —	25,000 0 20,000	2,911 2,750 2,550
William M. Van Epps(5) Managing Director—International	2003 2002 2001	330,500 325,000 87,500	0 61,616 0	— — —	10,000 2,871 15,000	2,875 1,186 0

(1)
Other annual compensation paid to each named executive officer, including perquisites and other personal benefits, did not exceed reporting thresholds.

(2)
The amounts in this column represent:

(a)
For John Schnatter, premiums advanced by the Company for the purchase of split-dollar life insurance coverage. The amount shown for 2001 includes premiums advanced for both 2001 and 2002. Mr. Schnatter repaid the Company the amount of the premiums in 2003. See "Other Transactions" on page 16.

(b)
For the other named officers, the amount of the Company's matching contribution to the officer's account in the Company's 401(k) defined contribution plan.

(3)
Mr. Wadell left the Company in March 2004.

(4)
In January 2004, Ms. Larner became President of PJ Food Service, Inc., a subsidiary of the Company that operates the Company's domestic commissary system; she remains a Senior Vice President of the Company.

(5)
Mr. Van Epps joined the Company in September 2001. He became Senior Vice President and Chief Operations Officer of the Company in January 2004.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning stock options granted to the named executive officers during the 2003 fiscal year. The Company does not grant stock appreciation rights ("SARs").

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)
Name				Expiration Date
					5%($)	10%($)
John H. Schnatter	0	—	—	—	—	—
Robert J. Wadell	25,000	5.88%	$29.20	6/10/2006	$94,700	$196,413
Charles W. Schnatter	25,000	5.88	29.20	6/10/2006	94,700	196,413
Julie Larner	25,000	5.88	29.20	6/10/2006	94,700	196,413
William M. Van Epps	10,000	2.35	29.20	6/10/2006	37,880	78,565

(1)
All options were awarded under the 1999 Team Member Stock Ownership Plan. The options become exercisable one year from the date of grant and have a term of 30 months. All options vest immediately in the event of a change in control of the Company.

(2)
Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The amounts shown are pre-tax and assume the options will be held throughout the entire 30-month term. If Papa John's Common Stock does not increase in value after the grant date of the options, the options are valueless.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        Set forth below is information with respect to option exercises by the named executive officers in the 2003 fiscal year and unexercised stock options held by the named executive officers at the end of the Company's 2003 fiscal year. There were no SARs outstanding at the 2003 fiscal year-end.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired On Exercise	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Schnatter	0	—	309,778	3,000	$2,658,409	$30,801
Robert J. Wadell	97,000	$608,831	30,000	28,000	95,125	121,551
Charles W. Schnatter	0	—	165,502	28,000	1,242,899	121,551
Julie Larner	2,250	42,395	53,096	28,000	406,407	121,551
William M. Van Epps	0	—	6,575	21,296	45,854	108,997

(1)
The Value Realized represents the difference between the fair market value on the date of exercise and the total option exercise price.

(2)
Based on the difference between the option exercise price and the last reported sale price of the Common Stock ($32.83) as reported on The Nasdaq Stock Market on December 26, 2003, the last trading day of the Company's 2003 fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following report includes a discussion of the Compensation Committee's philosophy on executive compensation, the primary components of the Company's compensation program and a description of the Chief Executive Officer's compensation package during 2003. The Committee held five meetings in 2003.

        Compensation Principles.    The Compensation Committee is responsible for determining the compensation of the Company's Chief Executive Officer, reviewing and approving the compensation of the Company's executive officers and administering the Company's incentive compensation and stock option plans. The Committee believes the following principles are important in compensating executive officers:

  •
  Base compensation awarded by the Company should be effective in attracting, motivating and retaining key executives.

  •
  Incentive compensation should be awarded based on the achievement of identified goals for the Company, as well as on individual scope of responsibilities and performance.

  •
  Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

Each form of compensation, as applied to the Company and its executive officers, is discussed below.

        Base Compensation.    The Committee reviews salary levels of the Chief Executive Officer and the Company's other officers on an annual basis, and makes adjustments the Committee deems appropriate or necessary. The Company has established a general target for base compensation of most officers, including executive officers, at the 50th percentile based on a market review of similar positions in other companies of comparable size based on revenues.

        The Committee approved executive officers' salaries for 2003 based upon a 2% increase over salaries previously established using market pricing information, together with consideration of each officer's scope of responsibilities and individual performance, as well as the importance of the position to the implementation of the Company's strategies. The Committee also considered the recommendations of the Chief Executive Officer with respect to the salary levels of other executive officers.

        Incentive Compensation.    The Company's Management Incentive Plan (the "Incentive Plan"), approved by the Committee, is designed to reward executive and other officers and certain management personnel for the achievement of certain corporate goals. The Company has established a general target for cash incentive compensation of officers, including executive officers, at the 50th percentile based on a market review of similar positions in other companies of comparable size based on revenues.

        For 2003, the Committee established target funding levels for the Incentive Plan based upon the Company's pre-tax earnings and earnings per share of common stock. The Incentive Plan contemplates aggregate quarterly and annual incentive "pools," each calculated based upon the Company's pre-tax earnings and earnings per share exceeding each quarterly or annual target. A prescribed formula is used to allocate the Incentive Plan pools among participants, including executive officers, based primarily upon the relative strategic importance of the participant's position in the Company. Individual Incentive Plan awards may be adjusted to reflect individual performance. Because the Company did not meet the established quarterly or annual earnings thresholds during 2003, no payments for 2003 performance were made under the Incentive Plan.

        During 2003, certain officers and employees within the Company's restaurant operations, development, international and commissary areas, including two executive officers, were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted sales and profits or other performance measures at the restaurant or commissary level, or on a Company-wide basis, depending upon the employee's position, or the development or opening of a targeted number of Company-owned or franchised restaurants.

        Equity-Based Compensation.    Each executive officer of the Company holds stock options granted under the Company's stock option plans. In order to continue to help ensure market-competitive total compensation and align management's interests with those of the Company's stockholders, in December 2003 the Company granted stock options to each of the Company's executive officers (except the Chief Executive Officer) and to certain other members of the Company's management. All options were granted under the Company's 1999 Team Member Stock Ownership Plan, vest after one year and have a 30-month term.

        Compensation of Chief Executive Officer.    The Committee determined the compensation of John H. Schnatter, Founder, Chairman of the Board, Chief Executive Officer and President of the Company, for services rendered in 2003.

        The Committee previously had reviewed market survey data for chief executive officer compensation at companies of comparable size based on revenues, in all industries and in the restaurant industry specifically. The Company established Mr. Schnatter's base compensation based upon the market pricing information and in light of the compensation policies and components described above and Mr. Schnatter's scope of responsibilities. In February 2003 the Committee approved a 2% increase-the same increase provided for the Company's other executive officers-for a base annualized salary of $775,200.

        In May 2003 Mr. Schnatter requested that his base annual salary be reduced by $200,000, in order to provide funds to increase the compensation of certain restaurant-level managers and corporate management, excluding executive officers. Accordingly, the Committee approved a reduction in Mr. Schnatter's base annual salary to $575,200.

        Mr. Schnatter received no payments under the Incentive Plan for 2003 performance, because the Company did not meet the established quarterly or annual earnings thresholds.

        At Mr. Schnatter's request, he received no stock options or other equity-based compensation from the Company in 2003.

        OBRA Deductibility Limitation.    The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. It is the Company's policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the Committee continues to review issues relating to this compensation deduction limitation.

                      COMPENSATION COMMITTEE

                      Jack A. Laughery, Chairman
                      F. William Barnett
                      Norborne P. Cole, Jr.
                      Philip Guarascio

AUDIT COMMITTEE REPORT

        The charter of the Audit Committee of the Board, as revised in February 2004, specifies that the purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries. A copy of the Audit Committee's revised charter is attached to this Proxy Statement as Annex A and is available in the Investor Relations section of the Company's website (www.papajohns.com).

        Each member of the Committee is independent as determined by the Company's Board of Directors, based on applicable law and regulation and NASDAQ listing standards. In addition, the Board has determined that Olivia F. Kirtley qualifies as an "audit committee financial expert" as defined by SEC rules.

        In fulfilling its oversight responsibilities with respect to the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements (including any required management certifications), and the Company's quarterly earnings announcements, prior to issuance. During 2003, Company management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent auditors of matters required to be discussed with the Committee by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees). The Committee also discussed with the independent auditors matters relating to their independence from management and the Company, including the written disclosures from the independent auditors required by Independence Standards Board (ISB) Standard No. 1 (Independence Discussions with Audit Committees) and a review of audit and non-audit fees.

        The Committee held eight meetings during fiscal year 2003. The Committee discussed with the Company's independent auditors and internal auditors the overall scope and plans for their audits and the results of their examinations. The Committee also meets in separate executive sessions periodically with the Company's independent auditors, internal auditors, Chief Financial Officer and General Counsel.

        In reliance upon the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company's audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 28, 2003, for filing with the Securities and Exchange Commission. The Committee also has reappointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 2004.

                      AUDIT COMMITTEE

                      Olivia F. Kirtley, Chairman
                      F. William Barnett
                      William M. Street

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        One current member of the Compensation Committee, Mr. Laughery, is a franchisee of the Company. He will step off of that committee prior to the 2004 Annual Meeting in connection with the Company's compliance with applicable rules regarding the independence of Board committee members.

        Set forth below is a description of transactions during the Company's last fiscal year involving directors and executive officers of the Company.

Franchise and Development Arrangements

        Prior to the Company's initial public offering of Common Stock in 1993, certain executive officers and directors of the Company acquired equity interests in entities that were franchisees of the Company and that had rights to develop Papa John's restaurants. Certain of the entities acquired development rights at reduced development fees and also pay a reduced franchise fee when each restaurant is opened. However, such entities pay royalties at the same rate as other franchisees. The Company has entered into additional franchise and development agreements with non-employee directors and executive officers of the Company and entities in which they have an equity interest, and may continue to do so in the future. It is expected that any such arrangements will be on terms no more favorable than with independent third parties.

        Set forth below is a description of franchise and development arrangements during 2003 between the Company and entities in which the Company's executive officers and directors, as well as their immediate family members, had an equity interest as of the end of the fiscal year, and the amount of franchise fees, development fees and royalties earned by or paid to the Company from such entities during 2003. Such entities also purchase various food and other products from the Company's commissary system and may purchase from or through the Company certain goods and services, including insurance, needed to operate a Papa John's restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.

Name and Percentage Owned	Franchise Entity—Amounts Earned(1)
John H. Schnatter (76.0%) Annette Schnatter (24.0%)	Joe K Corporation—Operates one restaurant in Louisville, Kentucky. Paid royalties of $44,279 in 2003. Annette Schnatter is Mr. Schnatter's wife.
Richard F. Sherman (79.5%) John H. Schnatter (8.3%)	Sherfiz, Inc.—Operates one restaurant in Ohio. Paid royalties of $42,878 in 2003.
Richard F. Sherman (72.0%) John H. Schnatter (8.0%)	Sherfiz II, Inc.—Operates one restaurant in Ohio and one in West Virginia. Paid royalties of $62,167 in 2003.
Richard F. Sherman (72.0%) John H. Schnatter (8.0%)	P.J. Cambridge, Inc.—Operates one restaurant in Ohio and two in West Virginia. Paid royalties of $82,112 in 2003.
Charles W. Schnatter (29.6%) Richard J. Emmett (29.6%)	Capital Pizza, Inc.—Operates ten restaurants in Illinois and Indiana. Paid royalties of $291,699 in 2003. Messrs. Schnatter and Emmett are executive officers of the Company.
Charles W. Schnatter (31.3%) Richard J. Emmett (31.3%)	Indiana Capital Pizza Company—Operates five restaurants in Indiana. Paid royalties of $98,784 in 2003.
Wade S. and Elizabeth Oney (100%)	Bam-Bam Pizza, Inc.—Operates 22 restaurants in Florida. Paid royalties of $793,830 in 2003. Elizabeth Oney is Mr. Oney's wife.

Wade S. Oney (100%)	L-N-W Pizza, Inc.—Operates 12 restaurants in Florida. Paid royalties of $520,859 in 2003.
Wade S. Oney (50.0%)	Brown's Pizza, Inc.—Operates two restaurants in Florida. Paid royalties of $76,293 in 2003.
Wade S. Oney (35.0%)	Eagle Eye Pizza, Inc.—Operates four restaurants in Oregon. Franchise and development fees earned by the Company in 2003 were $20,000. Paid royalties of $83,959 in 2003.
Jack A. Laughery (12.0%) Richard F. Sherman (2.8%) Nicholas Sherman (5.8%) Merida Sherman (5.7%)
PJ United, Inc. and subsidiaries—Operate 144 restaurants in Alabama, California, Louisiana, Ohio, Oregon, Texas, Utah, Virginia and Washington. Paid royalties of $3,926,265 in 2003. Nicholas and Merida Sherman are the son and daughter, respectively, of Richard Sherman.
Jack A. Laughery (21.2%)	PJIOWA, L.C.—Operates 21 restaurants in Iowa and two restaurants in Illinois. Paid royalties of $665,566 in 2003.
Jack A. Laughery (18.7%) Helen Laughery (3.3%) Brenda Weinke (1.7%) Kelly Winstead (1.7%) M. Christine Laughery (1.7%) Sarah McCauley (1.7%)
Houston Pizza Venture, LP—Operates 60 restaurants in Texas. Franchise and development fees earned by the Company in 2003 were $40,000. Paid royalties of $1,553,615 in 2003. Helen Laughery is Mr. Laughery's wife, and the other persons named are his daughters.
Michael W. Pierce (75.0%)	Missouri Pizza Group, LLC—Operates six restaurants in Missouri. Paid royalties of $100,375 in 2003.
Michael W. Pierce (65.0%) Carla Pierce (10.0%) Michael W. Pierce, Jr. (10.0%)	Arkansas Pizza Group, Inc.—Operates 15 restaurants in Arkansas. Paid royalties of $203,868 in 2003. Carla Pierce is Michael W. Pierce's wife; Michael W. Pierce, Jr. is his son.
Michael W. Pierce (95.0%)	Oklahoma Pizza Group, LLC—Operates ten restaurants in Oklahoma. Paid royalties of $128,476 in 2003.
Wayne Gaunce (25.7%) Patrick Gaunce (35.0%)	Gaunce Management, Inc.—Operates 30 restaurants in Alabama, Illinois, Kentucky, Mississippi, Missouri and Tennessee. Paid royalties of $393,432 in 2003. Patrick Gaunce is Wayne Gaunce's son.
Wayne Gaunce (15.2%) Patrick Gaunce (21.0%)	Texas P.B. Restaurants LP—Operates six restaurants in Texas. Paid royalties of $80,332 in 2003.
Wayne Gaunce (12.7%) Patrick Gaunce (17.5%)	Michigan Restaurant Group, Inc.—Operates nine restaurants in Michigan. Paid royalties of $117,165 in 2003.
Wayne Gaunce (12.7%) Patrick Gaunce (18.2%)	Camelback Pizza, Inc.—Operates 42 restaurants in Arizona. Paid royalties of $486,418 in 2003.
Wayne Gaunce (8.5%) Patrick Gaunce (11.7%)	Mountain Valley, Inc.—Operates five restaurants in Idaho. Paid royalties of $43,780 in 2003.
Patrick Gaunce (49.0%) The Paige Gaunce Benson Trust (51.0%)
SPG, Inc.—Operates two restaurants in Kentucky. Paid royalties of $39,895 in 2003. Wayne Gaunce is the sole trustee of The Paige Gaunce Benson Trust; Ms. Benson, the sole beneficiary, is Wayne Gaunce's daughter.

Wayne Gaunce (8.4%) Patrick Gaunce (11.7%)	Mirage Pizza, Inc.—Operates five restaurants in Arizona. Paid royalties of $56,347 in 2003.

(1)
The indicated amounts earned exclude transactions related to former non-employee directors for the period following their retirement or resignation from the Board.

Franchisee Loans

        Since 1996, Capital Delivery, Ltd., a wholly owned subsidiary of the Company, has extended loans to selected franchisees from time to time for use in the construction and development of their restaurants and with respect to their acquisition of certain Company-owned restaurants. Loans under the program bear interest at fixed or floating rates, and are generally secured by the fixtures, equipment, signage and, where applicable, the land of each restaurant, the ownership interests in the franchisee and, in certain circumstances, guarantees of the franchisee owners.

        Set forth below is a description of franchisee loans outstanding during 2003 from Capital Delivery, Ltd., to entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest. The only such loans were extended prior to the enactment of the Sarbanes-Oxley Act of 2002 to two entities in which Michael W. Pierce, a director of the Company until August 2003, has an equity interest. The table below indicates for each loan the largest aggregate amount outstanding during 2003 and the amount outstanding and the applicable rate of interest as of the end of the fiscal period prior to Mr. Pierce's departure from the Board.

Name and Percentage Owned	Franchise	Largest Principal Amount Outstanding In Fiscal Year	Principal Amount Outstanding	Interest Rate
Michael W. Pierce (75.0%)	Missouri Pizza Group, LLC	$162,500	$133,333	5.00%
Michael W. Pierce (95.0%)	Oklahoma Pizza Group, LLC	179,167	150,000	5.00%

Employment Arrangement

        Wade Oney served as Chief Operating Officer of the Company from 1995 until he relinquished that position in 2000. Mr. Oney remains a director and franchisee of the Company, and he is employed by the Company as a part-time executive business advisor responsible for providing advice to the executive leadership team on strategic Company initiatives. Mr. Oney was paid $75,000 for his services in 2003; his annualized salary for 2004 is $37,500.

Consulting Agreement

        The Company and Richard F. Sherman, a director of the Company until his resignation in December 2003, are parties to a 1991 consulting agreement, as amended (the "Consulting Agreement"), pursuant to which the Company pays Mr. Sherman a monthly consulting fee of $12,000 and provides him with group health insurance. The total amount paid to Mr. Sherman in 2003 under the Consulting Agreement was $144,000, and the value of group health benefits provided to Mr. Sherman in 2003 was $4,980. Mr. Sherman is also entitled to compensation at a rate of $157 per hour for each hour of consulting service provided in excess of 30 hours per month. After termination of the Consulting Agreement, Mr. Sherman has agreed not to compete with the Company in any capacity for a period of one year, and in any business that offers pizza on a delivery basis anywhere in the United States for a period of two years. Mr. Sherman also received $112,500 under the Director Severance Program upon his resignation as a director. See "Compensation of Directors—Director Severance Program" on page 7.

Other Transactions

        During 2003, the Company paid $508,000 to Hampton Airways, Inc. ("Hampton"), for charter aircraft services. Hampton's sole shareholder is John Schnatter. The Company believes the rates charged to the Company were at or below rates that could have been obtained from independent third parties for similar aircraft.

        Certain employees of the Company also are employed by John Schnatter personally. The cost of compensation and benefits of those employees is paid by the Company and Mr. Schnatter based on an allocation, updated annually, of each employee's respective responsibilities performed for the Company and Mr. Schnatter personally. In addition, Mr. Schnatter pays the Company rent for office space used by the dual employees, based on the same allocation of responsibilities. In 2003, Mr. Schnatter paid the Company $460,000 for his allocated cost of the dual employees' compensation and benefits, and he was charged $11,410 in rent for the allocated office space.

        During 2003, a franchise entity owned principally by Charles W. Schnatter and Richard J. Emmett, both executive officers of the Company, purchased a total of five restaurants for $1,800,000 in two separate transactions with unrelated, third-party franchisees. In each instance the Company declined to exercise its right of first refusal to purchase the restaurants, as provided in the franchise agreements with the third-party franchisees, primarily because the restaurants are located away from markets containing a concentration of corporate-owned restaurants.

        Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced premiums for split-dollar life insurance coverage for John Schnatter and Charles Schnatter for the purpose of funding estate tax obligations. The Company and the officers shared the cost of the premiums. As a result of new Internal Revenue Service regulations, John and Charles Schnatter repaid the Company $1,879,537 and $74,176, respectively, representing the accumulated amounts of Company premium payments under the insurance policies since inception.

        In 1999, the Papa John's Franchise Advisory Council, an advisory group including Papa John's franchisees that meets periodically to discuss issues of importance to the Company and its franchisees, initiated a program that allows the cost of cheese to Papa John's restaurants to be established on a quarterly basis. Certain franchisees of the Company formed a corporation, BIBP Commodities, Inc. ("BIBP"), that purchases cheese at the prevailing market price and sells it to the Company's distribution subsidiary, PJ Food Service, Inc. ("PJFS"), at a fixed quarterly price based in part upon historical average market prices. PJFS in turn sells cheese to Papa John's restaurants at a set quarterly price. The purchase of cheese by PJFS from BIBP is not guaranteed. Capital Delivery, Ltd., a wholly owned subsidiary of the Company, has made available a $2.6 million line of credit to BIBP to fund cash deficits as they may arise; as of March 1, 2004, no extensions of credit under the line were outstanding. Among the shareholders of BIBP are the following: Wade Oney (9.09%), a franchisee entity owned in part by Michael Pierce (9.09%), a franchisee entity owned in part by Wayne Gaunce (18.18%), and a franchisee entity owned in part by Richard Sherman and Jack Laughery (18.18%). BIBP has paid its shareholders a total annual dividend equal to eight percent of each shareholder's initial investment; payment of future dividends is at the discretion of BIBP's board of directors and will depend upon the financial condition of BIBP and general business conditions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with for all Common Stock transactions in 2003, except as follows: Michael W. Pierce inadvertently reported late on Form 4 an acquisition of shares through an option exercise, and, due to an inadvertent administrative error, a Form 4 to report a stock option grant was filed late for each of executive officers Michael R. Cortino, Richard J. Emmett, J. David Flanery, Gary L. Langstaff, Julie Larner, Charles W. Schnatter, William M. Van Epps and Robert J. Wadell.

STOCK PERFORMANCE GRAPH

        The following performance graph compares the cumulative total return of the Company's Common Stock to the NASDAQ Stock Market (U.S.) Index and a group of the Company's peers consisting of U.S. companies listed on NASDAQ with standard industry classification (SIC) codes 5800-5899 (Eating and drinking places). Relative performance is compared for the five-year period from December 24, 1998, to December 26, 2003, each the last trading day of the Company's fiscal year. The graph assumes that the value of the investments in the Company's Common Stock and in each index was $100 at December 24, 1998, and, with respect to the index and peer group, that all dividends were reinvested.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Papa John's International, Inc.

Produced on 03/03/2004 including data to 12/26/2003

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,
The University of Chicago. Used with permission. All rights reserved.

        12523/80030000                                                                                                                                                                               ©Copyright 2004

2. PROPOSAL TO APPROVE ADOPTION OF THE COMPANY'S
2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

        The Board of Directors has adopted, and recommends that stockholders approve, the 2003 Stock Option Plan for Non-Employee Directors (the "Director Plan"), a copy of which has been attached to this Proxy Statement as Annex B. Initial grants have been made under the Director Plan, subject to approval of the Director Plan by the Company's stockholders.

        Upon stockholder approval of the Director Plan, the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares issuable under the Director Plan.

Description of the Director Plan

        The Company's 1993 Stock Option Plan for Non-Employee Directors (the "1993 Director Plan") expired on April 15, 2003. On August 6, 2003, the Board adopted a new compensation program for non-employee directors that contemplates a combination of retainer and meeting fees as well as annual awards of stock options. See "Compensation of Directors—Director Compensation Program" on page 7. As part of the new compensation program, the Board adopted the Director Plan. The purpose of the Director Plan is to promote the interests of the Company and its stockholders by encouraging non-employee directors to acquire an ownership interest in the Company. The Company believes that such investments should increase the personal interest and special effort of those persons in working for the continued success and progress of the Company, and that the incentives provided by the Director Plan should enhance the Company's efforts to attract and retain highly qualified non-employee directors.

        Under the terms of the Director Plan, non-employee directors are awarded options to purchase shares of Common Stock upon their election or appointment to the Board and annually during their term of service. Directors who were serving on the Board prior to the date of adoption of the Director Plan received an award of an option to purchase 7,000 shares of Common Stock. On the date of each Annual Meeting of the Company's stockholders, each director will be awarded an additional option to purchase 7,000 shares of Common Stock. Directors who are elected or appointed to the Board after the date of adoption of the Director Plan other than on an Annual Meeting date will be granted an initial option to purchase the number of shares of Common Stock equal to the product of (a) 7,000 multiplied by (b) a fraction, the numerator of which is the number of months remaining until the next Annual Meeting date, and denominator of which is 12.

        Seven of the Company's nine directors currently are eligible to participate in the Director Plan, and each of the eligible directors has received a stock option grant as provided in the Director Plan, subject to approval of the Director Plan by the Company's stockholders. The following table indicates the benefits to be received, upon approval of the Director Plan, by the persons or groups indicated below:

NEW PLAN BENEFITS

        No benefits or amounts will be received by or allocated under the Director Plan to any current executive officer or other officer or employee because no such person is eligible to participate in the Director Plan.

2003 Stock Option Plan for Non-Employee Directors

Name and position	Dollar value ($)	Number of shares subject to stock options
Non-Executive Director Group	(1)	90,417

(1)
The dollar value is not determinable because the value depends upon the fair market value of the Common Stock at a future date.

        Included in the total number of shares shown for the "Non-Executive Director Group" above are stock option grants made under the Director Plan in 2003, and grants to be made in 2004, all subject to stockholder approval of the Director Plan, to the following non-employee directors of the Company:

Name of Non-Employee Director	Securities Underlying Stock Options (#)—2003	Exercise Price of 2003 Stock Options	Securities Underlying Stock Options (#)—2004
F. William Barnett	5,250	$25.20	7,000
Norborne P. Cole, Jr.	7,000	25.20	7,000
Owsley Brown Frazier	7,000	25.20	7,000
Philip Guarascio	5,250	25.20	7,000
Olivia F. Kirtley	7,000	25.20	7,000
Jack A. Laughery	7,000	25.20	7,000
William M. Street	2,917	31.75	7,000

The exercise price of stock options to be granted under the Director Plan in 2004 is not currently determinable.

        All options granted under the Director Plan become exercisable after one year and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Upon a Change in Control (as defined in the Director Plan) of the Company, the optionee has the right to exercise the option in full. The term of options granted under the Director Plan will expire on the earliest of (a) three months after the optionee ceases to be a director for any reason other than death, disability or removal for cause, (b) one year after the optionee ceases to be a director by reason of death or disability, (c) a director's removal for cause or (d) 30 months after the date of grant.

        Options must be paid for in cash at the time of exercise, except that in lieu of all or a portion of the cash the optionee may tender to the Company shares of Common Stock owned by the optionee having a fair market value at the close of business on the date the Company receives notice of the exercise equal to the exercise price, less any cash paid. Under the terms of the Director Plan, the Company may in its discretion establish cashless exercise procedures, subject to requirements of applicable laws and regulations, whereby an optionee may exercise an option or a portion thereof without making a direct payment of the option price to the Company.

        The Director Plan reserves for issuance an aggregate of 350,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Director Plan will be adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock. Shares of Common Stock subject to, but not delivered under, an award terminating or expiring for any reason generally will be available for the grant of future awards under the Director Plan.

        The Director Plan will terminate on the earliest to occur of (i) the date when all shares of Common Stock available under the Director Plan shall have been acquired through the exercise of options granted under the Director Plan, (ii) August 6, 2008, or (iii) such earlier date as the Board of Directors may determine. Any option outstanding under the Director Plan at the time of the Director Plan's amendment or termination will remain in effect in accordance with its terms, conditions and restrictions and those of the Director Plan in effect when the option was granted.

        The Board may amend, modify or terminate the Director Plan at any time, provided that amendments to the Director Plan shall be subject to stockholder approval to the extent required to meet the conditions for exemption from Section 16(b) under the Exchange Act or the requirements of the NASDAQ National Market System, any national securities or regional securities exchange on which the Common Stock is listed or reported, or the requirements of any regulatory body having jurisdiction with respect thereto.

Federal Income Tax Consequences

        The granting of a stock option does not produce taxable income to the optionee or a tax deduction to the Company. The optionee generally will recognize taxable ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price. The Company is entitled to a corresponding Federal income tax deduction.

Benefits Under Other Plans

        The following table provides information as of December 28, 2003, regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans, not including the Director Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	3,363,198	$28.80	1,981,966
Equity compensation plans not approved by security holders	—	—	—

Total	3,363,198	$28.80	1,981,966

        The affirmative vote of the holders of a majority of the shares of Common Stock present, at the Annual Meeting, in person or by proxy, is required for the approval of the above-described amendment to the Director Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE COMPANY'S 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Shares of Common Stock covered by proxies executed and received in the accompanying form will be voted in favor of the amendment, unless otherwise specified on the proxy.

3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company for the fiscal year ending December 26, 2004. Ernst & Young LLP has audited the Company's financial statements since 1991.

Fees paid to Ernst & Young LLP by the Company for each of the last two fiscal years, in each of the following categories, were as follows:

	2003	2002
Audit fees	$235,604	$164,003
Audit-related fees	136,673	85,540
Tax fees	120,092	186,763
All other fees	—	103,704

Totals	$492,369	$540,010

Fees for audit services included fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q. Audit-related services included audits of an employee benefit plan and other related entities. Tax fees included tax compliance and consultation services. All other fees for 2002 represented consulting services with respect to the implementation of a tax software program.

        All audit-related, tax and other services for 2003 were pre-approved by the Audit Committee, which concluded that the provision of those services by Ernst & Young LLP were compatible with the maintenance of the auditors' independence in the conduct of the auditing functions. The Audit Committee's pre-approval policy provides for pre-approval of audit, audit-related, and tax services. In addition, individual engagements anticipated to exceed a certain dollar threshold must be separately approved. The policy also authorizes the Chairman of the Audit Committee to pre-approve non-audit services at or below the dollar threshold, provided that the Chairman promptly notifies the other members of the Audit Committee of the approved engagement.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by stockholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Ernst & Young LLP as the Company's independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

OTHER BUSINESS

        The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

CODE OF ETHICS

        The Company has a Code of Ethics and Business Conduct, which is applicable to all officers, directors and employees of the Company and its subsidiaries and affiliates, including the Company's Chief Executive Officer and Chief Financial Officer. The Code of Ethics and Business Conduct is available in the Investor Relations section of the Company's website (www.papajohns.com). The Company intends to post amendments to or waivers from its Code of Ethics and Business Conduct (to the extent applicable to the Company's Chief Executive Officer or Chief Financial Officer) at the same location on its website.

STOCKHOLDER PROPOSALS

        In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting, the written proposal must be received by the Company no later than December 6, 2004. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the including of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year's Annual Meeting, written notice must be received by the Company not less than 60 days prior to the scheduled date of the meeting. All stockholder proposals also must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company's principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.

        The Nominating and Corporate Governance Committee of the Board will consider candidates for election to the Board recommended by a stockholder in accordance with the Company's Certificate of Incorporation, and will do so in the same manner as the Committee evaluates any other properly recommended nominee. Any nomination by a stockholder of a person for election to the Board at an Annual Meeting of stockholders, or a special meeting of stockholders called by the Board for the purpose of electing directors, must be received at the Company's principal offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, and must comply with certain other requirements set forth in the Company's Certificate of Incorporation.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

        Stockholders of the Company may communicate with the Board in writing addressed to:

        Board of Directors
        c/o Corporate Secretary
        Papa John's International, Inc.
        P.O. Box 99900
        Louisville, Kentucky 40269

        The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee's area of responsibility) each communication that (a) relates to the Company's business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

        The Company strongly encourages each of its directors to attend each Annual Meeting of the Company's stockholders whenever attendance does not unreasonably conflict with the director's other business and personal commitments. All of the Company's directors attended the 2003 Annual Meeting of Stockholders.

ANNUAL REPORT

        The Company's Annual Report to Stockholders for the fiscal year ended December 28, 2003, accompanies this Proxy Statement.

By Order of the Board of Directors

/s/ CHARLES W. SCHNATTER CHARLES W. SCHNATTER Senior Vice President, Chief Development Officer and Secretary
Louisville, Kentucky April 5, 2004

Annex A

AUDIT COMMITTEE CHARTER

  A.    Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Papa John's International, Inc. (the "Company") shall be to assist the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its subsidiaries, including:

  •
  the Company's accounting and financial reporting processes;

  •
  the independent auditors' qualifications, independence and performance, including the audit of the Company's financial statements;

  •
  the Company's internal audit function;

  •
  the Company's systems of internal controls regarding financial and accounting compliance; and

  •
  the Company's compliance with legal and regulatory requirements.

        The Committee's role is one of oversight. Company management is responsible for the preparation of the Company's financial statements, for maintaining appropriate systems for accounting and internal controls, and for monitoring compliance with the Company's policies and rules regarding business conduct. The Company's independent auditors are responsible for planning and conducting proper audits and reviews of the Company's financial statements. Ensuring that the Company's financial statements comply with generally accepted accounting principles is the joint responsibility of Company management and the independent auditors.

  B.    Membership and Qualifications

        1.     The Committee shall consist of three (3) or more directors.

        2.     Each member of the Committee shall be "independent" as determined by the Board according to all applicable independence requirements.

        3.     Each member of the Committee shall, in the judgment of the Board, be financially literate and have the ability to read and understand the Company's financial statements.

        4.     At least one (1) member of the Committee shall, in the judgment of the Board, have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication (as required by applicable listing standards), including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  C.    Authority and Responsibilities

        To carry out its purpose, the Committee shall have the following authority and responsibilities:

        1.    Meetings.    The Committee shall meet four times each year and more frequently as circumstances may require.

        2.    Engagement and evaluation of independent auditors.    The Committee shall have the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company's independent auditors. The Committee shall recommend the independent auditors to the Company's stockholders annually for ratification. The Committee shall have the sole authority to approve all audit engagement fees and terms, and shall pre-approve any nonaudit services provided to the Company by the independent auditors. The independent auditors shall report directly to the Committee.

        3.    Auditors' independence.    The Committee shall discuss with the independent auditors their independence from management and the Company and the matters included in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (ISB 1), including all relationships or services between the independent auditors and the Company, and any other relationships that may adversely affect the objectivity of the independent auditors, and to the extent any relationships are identified, recommend action, if appropriate, to the full Board in view of such reviews and discussions.

        4.    Internal audit.    The Committee shall review and approve the Company's appointment or change of the internal corporate audit staff leader.

        5.    Accounting policies and disclosures.    The Committee shall discuss with the auditors the matters required to be communicated under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), including but not limited to the auditors' judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues, judgments and disclosures in financial statements.

        6.    Plans and results of audits.    The Committee shall discuss with the independent auditors and internal auditors the overall scope and plans for their audits. The Committee shall meet with the independent auditors and internal auditors and management to discuss the results of the auditors' examinations, any audit problems, including any restrictions on the scope of work or access to requested information, any disagreements with management, any significant issues discussed with the independent auditors' national office, and management's response.

        7.    Legal and regulatory matters.    The Committee shall review any legal and regulatory matters that may have a material impact on the Company's financial statements, related Company compliance policies and programs and reports received from regulators.

        8.    Accounting, financial and disclosure controls.    The Committee shall discuss with management and the auditors the effectiveness of the Company's accounting, financial and disclosure controls, including the Company's practices with respect to risk assessment and risk management.

        9.    Review of periodic financial statements, earnings releases and management's disclosures and certifications.    The Committee shall review with management and the independent auditors the Company's annual and interim financial statements, and other documents containing such statements, each prior to filing with the Securities and Exchange Commission or public distribution. In connection with each periodic report, the Committee shall review management's disclosures and certifications required under the Sarbanes-Oxley Act. The Committee also shall discuss with management and the independent auditors the Company's earnings press releases prior to each release.

        10.    Conflicts of interest; related-party transactions.    The Committee shall review matters pertaining to possible conflicts of interest. The Committee shall review and consider whether to approve all related-party transactions.

        11.    Complaints concerning financial matters; investigations.    The Committee shall establish the Company's procedures for the receipt, retention and handling of complaints received by or on behalf of the Company regarding accounting, auditing or any other financial matters, including the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. The Committee is authorized to investigate any other matters brought to its attention within the scope of its duties.

        12.    Proxy statement report.    The Committee shall provide a report of the Committee required by Securities and Exchange Commission rules to be included in the proxy statement for each annual meeting of the Company's stockholders, and provide a copy of the Committee's charter for publication in the Company's annual proxy statement as required periodically.

        13.    Outside advisors.    The Committee shall have the authority to retain such consultants, outside counsel and other advisors as the Committee deems appropriate to assist in discharging its responsibilities. In addition, by adoption of this charter, the Board authorizes funding for the Committee, at the Committee's discretion, for the discharge of the Committee's functions and responsibilities.

        14.    Open communications; reports to the Board.    The Committee shall provide an open avenue of communications between and among the independent auditors, the internal auditors, management and the Board. The Committee shall meet in separate executive sessions periodically with the Company's independent auditors, internal auditors, Chief Financial Officer and General Counsel to discuss any matters that the Committee or any of those persons believes should be discussed. The Committee shall report the results of its deliberations and activities to the Board.

        15.    Charter.    The Committee shall review at least annually the adequacy of this charter and recommend any desired changes to the Nominating and Corporate Governance Committee for approval and further recommendation to the Board.

* * *

Annex B

PAPA JOHN'S INTERNATIONAL, INC.
2003 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

        1.    Purpose.    The purpose of this 2003 Stock Option Plan for Non-Employee Directors ("Plan") is to promote the interests of Papa John's International, Inc. ("Company"), its subsidiaries and its stockholders by encouraging non-employee directors to acquire an ownership interest in the Company. Such investments should increase the personal interest and the special effort of such persons in working for the continued success and progress of the Company. In addition, the incentives provided by the Plan should enhance the Company's efforts to attract and retain highly qualified non-employee directors.

        2.    Definitions.    The following terms when used in this Plan (whether singular or plural form) shall have the meanings set forth below, unless a different meaning is plainly required by the context.

          a.    Board.    The Board of Directors of the Company.

          b.    Change in Control.    A Change in Control shall occur upon the occurrence of an event or events that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than the Company or any employee benefit plan of the Company and other than John H. Schnatter unless his beneficial ownership exceeds 40% of the combined voting power of the Company's then outstanding securities) (ii) stockholders of the Company shall approve any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which the shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the stockholders of the Company immediately prior to the merger have (directly or indirectly) at least an 80% ownership in the outstanding voting stock of the surviving corporation immediately after the merger, (iii) stockholders of the Company shall approve any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (iv) stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

          c.    Code.    The Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          d.    Committee.    The Committee provided for in Section 6.

          e.    Common Stock.    Shares of the Company's common stock, par value $.01 per share.

          f.    Company.    Papa John's International, Inc., a Delaware corporation.

          g.    Disability.    Permanent or total disability within the meaning of section 22(e)(3) of the Code.

          h.    Exchange Act.    The Securities Exchange Act of 1934, as amended.

          i.    Fair Market Value.    The fair market value of a share of Common Stock, as of any applicable date. If the Common Stock is listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value shall be the closing sale price of the Common Stock on any applicable date. If there are no Common Stock transactions reported for such date, the determination shall be made as of the last immediately preceding date on which Common Stock transactions were reported. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of the Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

          j.    Non-Employee Director.    A member of the Board who is not an employee of the Company or any of its subsidiaries.

          k.    Option.    An option granted to an Optionee pursuant to the Plan.

          l.    Option Agreement.    A written agreement between the Company and an Optionee evidencing the grant of an Option and containing terms and conditions concerning the exercise of the Option.

          m.    Option Price.    The price to be paid for shares to be purchased pursuant to the exercise of an Option.

          n.    Optionee.    A Non-Employee Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the original Optionee.

          o.    Person.    A person as that term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d).

          p.    Plan.    This 2003 Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.

        3.    Shares Subject to the Plan.    The shares available for issuance under the Plan shall be shares of Common Stock, which may be unissued shares or treasury shares. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock authorized for issuance under the Plan shall be 350,000 shares. Within the foregoing limitations, shares for which Options have been granted but which have lapsed or have otherwise terminated shall become available for the grant of additional Options under the Plan.

        4.    Grant of Options.

          a.    Initial Grants.    Each Non-Employee Director serving as a director of the Company as of August 5, 2003, shall be granted an Option to purchase 7,000 shares of Common Stock. Notwithstanding the foregoing, the Plan shall be submitted to stockholders of the Company for approval at the next annual meeting of stockholders convened after the date of the Plan ("Next Annual Meeting") and if the Plan is not approved by stockholders at the Next Annual Meeting, all Options granted before the Next Annual Meeting shall automatically become null and void.

          b.    Additional Annual Grants.    Provided that stockholder approval of the Plan is obtained at the Next Annual Meeting, on the date of the Next Annual Meeting and on the date of each subsequent annual meeting of stockholders ("Annual Meeting Date") held prior to the termination or expiration of the Plan, each Non-Employee Director who is serving as a director of the Company on such Annual Meeting Date shall automatically be granted an Option to purchase

  7,000 shares of Common Stock provided that the number of shares of Common Stock available for issuance under the Plan is sufficient to permit such automatic grant.

          c.    Additional Interim Grants.    Each Non-Employee Director who is elected or appointed on or after the date of the adoption of the Plan on a date other than an Annual Meeting Date shall be granted an Option to purchase a number of shares of Common Stock equal to the product of (i) 7,000 multiplied by (ii) a fraction, the numerator of which is the number of months remaining until the next Annual Meeting Date, and the denominator of which is 12.

        5.    Terms and Conditions of Options.    All Options granted under the Plan shall be subject to the following terms and conditions which shall be set forth in the Option Agreement:

          a.    Number of Shares.    The number of shares of Common Stock to which the Option pertains shall be the number set forth in Section 4.

          b.    Exercise Price.    The exercise price of the Option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

          c.    When Exercisable.    The Option shall become exercisable with respect to all shares of Common Stock to which the Option pertains one year following the date of grant and, subject to Section 5(g), shall thereafter continue to be exercisable during the term of the Option.

          d.    Payment of Exercise Price.    The Option Price shall be paid in cash at the time of exercise, except that in lieu of all or a portion of the cash, the Optionee may tender to the Company shares of Common Stock owned by the Optionee having a Fair Market Value at the close of business on the date the Company receives the notice of exercise equal to the exercise price, less any cash paid. The Company, in its sole discretion, may establish cashless exercise procedures whereby a Non-Employee Director, subject to the requirements of Rule 16b-3 under the Exchange Act, Federal income tax laws, the Sarbanes-Oxley Act of 2002 and other Federal, state and local tax, corporate and securities laws may exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the administrative procedures and policies shall be binding on any Optionee wishing to utilize the cashless exercise program.

          e.    Term of the Option.    The term of the Option shall be 30 months.

          f.    Non-Transferability of Option.    The Option shall not be transferable by the Optionee otherwise than by bequest or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. Notwithstanding anything herein to the contrary, an Optionee may transfer all or a portion of the Option to (i) Optionee's spouse or lineal descendants ("Family Members"), (ii) a trust for the exclusive benefit of the Optionee and/or Family Members, (iii) a charitable remainder trust of which the Optionee and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (iv) a partnership or a limited liability company in which the Optionee and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by an Optionee in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 5(g) regarding termination of the Option shall refer to the Optionee, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 5(g) following the Optionee ceasing to be a director.

          g.    Termination of Option.

            i.    Other Than for Death, Disability or Removal for Cause.    If the Optionee ceases to be a director of the Company for any reason other than death, disability or removal for cause, the

    Option shall terminate three months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Company only with respect to the number of shares which the Optionee was entitled to purchase on the day preceding the date on which the Optionee ceased to be a director.

            ii.    Removal for Cause.    If the Optionee ceases to be a director of the Company because of removal for cause, the Option shall terminate on the date of the Optionee's removal.

            iii.    Death or Disability.    In the event of the Optionee's death or Disability while a director of the Company, or the Optionee's death within three months after the Optionee ceases to be a director (other than by reason of removal for cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Optionee's death or Disability or (B) the Option's expiration date. The Option shall be exercisable during such period after the Optionee's death or Disability with respect to the number of shares as to which the Option shall have been exercisable on the date preceding the Optionee's death or Disability, as the case may be.

        6.    Administration.

          a.    The Committee.    The Plan is designed to operate automatically and not require any administration. To the extent administration is required, it shall be provided by the Nominating and Corporate Governance Committee of the Board, or by any other committee appointed by the Board which shall include two or more directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 (or any successor provision) under the Exchange Act and "independent directors" within the meaning of Section 163(m) under the Code ("Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

          b.    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have the authority to:

              i.      Construe and interpret the Plan and any agreement or instrument entered into under the Plan;

              ii.     Determine the application of the rights, conditions and restrictions provided for herein with respect to Options; and

              iii.   Establish, amend and rescind rules and procedures for the Plan's administration.

  The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 under the Exchange Act, the Committee may delegate its authority under the Plan.

          c.    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, the Non-Employee Directors and their representatives, estates and beneficiaries.

          d.    Section 16 Compliance.    It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision or any aspect of the administration of the Plan is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 under the Exchange Act.

        7.    Adjustments Upon Change in Capitalization.    Notwithstanding the limitations set forth in Section 3, in the event of a merger, consolidation, reorganization, recapitalization, reclassification, liquidation, split-up, spin-off, separation, stock dividend, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure or capitalization affecting the Common Stock, or in the event of an extraordinary cash or noncash dividend being declared with respect to the Common Stock, the Committee shall equitably substitute or adjust (i) the total number and kind of shares available under the Plan for issuance of Options, and (ii) the number, kind and Option Price of shares subject to Options outstanding under the Plan in order to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Options.

        8.    Amendment and Discontinuance.

          a.    General.    Except as provided in Section 8(b), the Board may discontinue, amend, modify or terminate the Plan at any time.

          b.    Securities Law Requirements.    To the extent required to meet the conditions for exemption from Section 16(b) under the Exchange Act or the requirements of the NASDAQ National Market System, any national securities or regional securities exchange on which the Common Stock is the listed or reported, or the requirements of any regulatory body having jurisdiction with respect thereto, amendments to the Plan shall be subject to stockholder approval.

          c.    No Effect on Outstanding Options.    Any Option which is outstanding under the Plan at the time of the Plan's amendment or termination shall remain in effect in accordance with its terms, conditions and restrictions and those of the Plan in effect when the Option was granted.

        9.    Merger, Consolidation or Similar Transaction.

          a.    Conversion Upon Merger, Consolidation or Acquisitions.    In the event the Company merges or consolidates with another corporation, or all or substantially all of the Company's capital stock or assets are acquired by another corporation and the surviving corporation issues shares of its stock to the Company's stockholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt the Plan and, upon the exercise of an Option, the Optionee shall, at no additional cost (other than the Option Price), be entitled to receive, in lieu of the number of shares of Common Stock to which the Option is then exercisable, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of the number of shares of Common Stock equal to the number of shares of Common Stock as to which the Option shall then be exercisable.

          b.    No Conversion Upon Certain Mergers, Consolidations or Acquisitions.    In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company's capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company's stockholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision of the Plan to the contrary, no Option may be exercised after the effective date of the merger, consolidation or acquisition.

        10.    Change in Control.    Notwithstanding the provisions of Section 5, if the Company's stockholders have approved the Plan, immediately upon a Change in Control, the Optionee shall have the right to exercise all Options in full.

        11.    Effectiveness and Termination of Plan.

          a.    Effective Date.    The Plan shall become effective upon adoption by the Board. Notwithstanding the foregoing, the Plan is subject to stockholder approval and any and all Options granted hereunder shall automatically become null and void in the event that stockholder approval of the Plan is not obtained at the Next Annual Meeting.

          b.    Termination Date.    The Plan shall terminate on the earliest to occur of (i) the date when all the Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (ii) 5 years after the date of adoption of the Plan by the Board; and (iii) such other date as the Board may determine.

        12.    No Right of Re-election.    Neither the Plan, nor any action taken under the Plan, shall be interpreted as conferring upon a Non-Employee Director any right to continue as a director of the Company, or to be renominated by the Nominating and Corporate Governance Committee or reelected by stockholders of the Company.

        13.    Indemnification.    No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        14.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan. In all events, the Plan shall be construed and enforced to the maximum extent permitted by applicable law.

        15.    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws rules.

Dated: August 6, 2003

* * *

DETACH HERE

PAPA JOHN'S INTERNATIONAL, INC.
P.O. Box 99900, Louisville, Kentucky 40269-0900

Annual Meeting of Stockholders
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints CHARLES W. SCHNATTER and KENNETH M. COX, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's corporate offices at 2002 Papa John's Boulevard, Louisville, Kentucky, on Thursday, May 13, 2004, at 11:00 A.M. (E.D.T.) and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

  (1)
  ELECTION OF DIRECTORS: F. William Barnett, Norborne P. Cole, Jr., William M. Street

    ☐    FOR the above-named nominees        ☐    WITHHOLD AUTHORITY to vote for the above-named nominees

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

  (2)
  Approval of Stock Option Plan: To approve the adoption of the Papa John's International, Inc., 2003 Stock Option Plan for Non-Employee Directors.

    ☐    FOR                            ☐    AGAINST                            ☐    ABSTAIN

  (3)
  Ratification of the Selection of Independent Auditors:To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2004 fiscal year.

    ☐    FOR                            ☐    AGAINST                            ☐    ABSTAIN

  (4)
  Discretionary Authority: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

(Continued, and to be signed on other side)

DETACH HERE

(Continued from other side)

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSALS SET FORTH IN ITEMS 2 AND 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

        The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 5, 2004, and a copy of the Company's Annual Report for the fiscal year ended December 28, 2003.

Signature	Date

Signature (if held jointly)	Date

Please sign exactly as name appears on proxy. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, state capacity. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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GENERAL INFORMATION
RECORD DATE AND VOTING SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS
1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Returns Performance Graph for Papa John's International, Inc.
Produced on 03/03/2004 including data to 12/26/2003
2. PROPOSAL TO APPROVE ADOPTION OF THE COMPANY'S 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
NEW PLAN BENEFITS
3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OTHER BUSINESS
CODE OF ETHICS
STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
ANNUAL REPORT
  Annex A
  Annex B
PAPA JOHN'S INTERNATIONAL, INC. 2003 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS